EX-FILING FEES

Calculation of Filing Fees Table

SC TO-I
(Form Type)

CPG Carlyle Commitments Fund, LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Transaction Value

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	-		-	-
Fees Previously Paid	$55,508,000	(a)	0.015310%	$8,498.27	(b)
Total Transaction Valuation	$55,508,000	(a)
Total Fees Due for Filing				$0.00
Total Fees Previously Paid				$0.00
Total Fee Offsets				$8,498.27	(b)
Net Fee Due				$0.00

(a)	Calculated as the aggregate maximum purchase price for limited liability company interests. The fee of $8,498.28 was paid by CPG Carlyle Commitments Master Fund, LLC in connection with filing its Schedule TO-I (See Ironwood Multi-Strategy Fund LLC, et al. (April 20, 2017)).
(b)	Calculated at 0.015310% of the Transaction Valuation.

Table 2 – Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Fee paid with fee offset source
Fee Offset Claims		SC TO-I	811-22764	November 1, 2024		$8,498.27
Fee Offset Sources	CPG Carlyle Commitments Master Fund, LLC	SC TO-I	811-22764		November 1, 2024		$8,498.27